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                                                                   Exhibit 10.24

                                 COAXICOM, INC.

                            (a New York corporation)

                             1997 STOCK OPTION PLAN

                                   SECTION 1.
                              PURPOSE OF THE PLAN

     The purpose of the Coaxicom, Inc. 1997 Stock Option Plan (the "Plan") is to
(i) further the growth and success of Coaxicom, Inc. (the "Company") and any entity in which the Company holds a controlling interest (its "Subsidiaries") by enabling directors and employees of, and independent consultants and contractors to, the Company and any of its Subsidiaries to acquire shares of the common stock, $.01 par value per share (the "Common Stock"), of the Company, thereby increasing their personal interest in such growth and success, and (ii) provide a means of rewarding outstanding performance by such persons to the Company and/or its Subsidiaries. Options granted under the Plan may be either "incentive stock options" ("ISOs"), intended to qualify as such under the provisions of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options ("NSOs"). For purposes of the Plan, the terms "Parent" and "Subsidiary" mean "Parent Corporation" and "Subsidiary Corporation," respectively, as such terms are defined in Sections 425(e) and (f) of the Code. Unless the context otherwise requires, any ISO or NSO shall hereinafter be referred to an Option.

                                   SECTION 2.
                   ADMINISTRATION; PROCEDURES; INTERPRETATION

     (a) Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board").

     (b) Procedures. Subject to the By-Laws of the Company, the Board shall adopt such rules and regulations as it shall deem appropriate concerning the frequency of meetings and the administration of the Plan.

     (c) Interpretation. Except as otherwise expressly provided in the Plan, the Board shall have all powers with respect to the administration of the Plan, including, without limitation, full power and authority to interpret the provisions of the Plan and any Option Agreement (as defined in Section 5(b)), and to resolve all questions arising under the Plan. All decisions of the Board shall be conclusive and binding on all participants in the Plan.

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                                   SECTION 3.
                      SHARES OF STOCK SUBJECT TO THE PLAN

     (a) Number of Shares. Subject to the provisions of Section 9 (relating to adjustments upon changes in capital structure and other corporate transactions), the number of shares of Common Stock subject at any one time to Options granted under the Plan, plus the number of shares of Common stock theretofore issued and delivered pursuant to the exercise of Options granted under the Plan, shall not exceed 10,000 shares. If and to the extent that Options granted under the Plan terminate, expire or are canceled without having been fully exercised, new. Options may be granted under the Plan with respect to the shares of Common Stock covered by the unexercised portion of such terminated, expired or canceled Options.

     (b) Character of Shares. The shares of Common Stock issuable upon exercise of an Option granted under the Plan shall be (i) authorized but unissued shares of Common Stock, (ii) shares of Common Stock held in the Company's treasury or
(iii) a combination of the foregoing.

     (c) Reservation of Shares. The number of shares of Common Stock reserved for issuance under the Plan shall at no time be less than the maximum number of shares which may be purchased at any time pursuant to outstanding options.

                                   SECTION 4.
                                  ELIGIBILITY

     (a) General. Options may be granted under the plan only to (i) persons who are employees of, or independent consultants to, the Company or any of its Subsidiaries and (ii) persons who are directors of the Company or any of its Subsidiaries Options granted to employees of the Company or any of its Subsidiaries shall be, in the discretion of the Board, either ISOs or NSOs, and Options granted to independent consultants or directors of the Company or any of its Subsidiaries shall be NSOs. Notwithstanding the foregoing, Options may be conditionally granted to a person who is a prospective employee or director of, or independent consultant to, the Company or any of its Subsidiaries; provided, however, that any such conditional grant of an ISO to a prospective employee shall, by its terms, become effective no earlier than the date on which such person actually becomes an employee.

     (b) Exceptions. Notwithstanding anything contained in Section 4(a) to the contrary:

     (i) no ISO may be granted under the Plan to an employee who owns, directly or indirectly (within the meaning of Sections 422(b)(6) and 425(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent, if any, or any of its Subsidiaries, unless (A) the Option Price (as defined in Section 6(a)) for the shares of Common Stock subject to such ISO is fixed at not less than 110% of the Fair Market Value of such shares on the date of grant (as determined in accordance with Section 6(b)) and (B) such ISO by its terms is not exercisable after the expiration of five years from the date it is granted; and

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     (ii) no Option may be granted to a person who has been appointed pursuant to Section 2(a) to serve on the Board effective as of a future date at any time during the period from the date such appointment is made to the date such appointment is to become.

                                   SECTION 5.
                                GRANT OF OPTIONS

     (a) General. Options may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the Effective Date (as defined in Section 11). Subject to the provisions of the Plan, the Board shall have plenary authority, in its discretion, to determine:

          A. the persons (from among the classes of person eligible to receive Options under the Plan) to whom Options shall be granted (the "Optionees");

          B. the time or times at which Options shall be granted;

          C. the number of shares subject to each Option;

          D. the Option Price of the shares subject to each Option, which price, in the case of ISOs, shall not be less than the minimum specified in
     Section 4(b)(i) or 6(a) (as applicable); and

          E. the time or times when each Option shall become exercisable and the duration of the exercise period.

     (b) Option Agreements. Each Option granted under the Plan shall be designated as an ISO or an NSO and shall be subject to the terms and conditions applicable to ISOs and/or NSOs (as the case may be) set forth in the Plan. In addition, each Option shall be evidenced by a written agreement (an "Option Agreement") containing such terms and conditions and in such form, not inconsistent with the Plan, as the Board shall, in its discretion, provide. Each Option Agreement shall be executed by the Company and the Optionee.

     (c) No Evidence of Employment or Service. Nothing contained in the Plan or in any Option Agreement shall confer upon any Optionee any right with respect to the continuation of his or her employment by or service with the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary (subject to the terms of any separate agreement to the contrary) at any time to terminate such employment or service or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

     (d) Date of Grant. The date of grant of an Option under this Plan shall be the date as of which the Board approves the grant; provided, however, that in the case of an ISO, the date of grant shall in no event be earlier than the date as of which the Optionee becomes an employee of the Company or one of its Subsidiaries.

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                                   SECTION 6.
                                  OPTION PRICE

     (a) General. Subject to Section 9, the price (the "Option Price") at which each share of Common Stock subject to an Option granted under the Plan may be purchased shall be determined by the Board at the time the Option is granted; provided, however, that in the case of an ISO, such Option Price shall in no event be less than 100% of the Fair Market Value of such share of Common Stock on the date of grant (as determined in accordance with Section 6(b)); and provided further, however, that in the case of an NSO granted at any time after the initial public offering of the Common Stock, such Option Price shall in no event be less than 100% of the Fair Market Value of such Common Stock on the date of grant (as determined in accordance with Section 6(b)).

     (b) Determination of Fair Market Value. Subject to the requirement of
Section 422 of the Code, for purposes of the Plan, the "Fair Market Value" of shares of the Common Stock shall be equal to:

          (i) if such shares are publicly traded, (x) the closing price, if applicable, or the average of the last bid and asked prices on the date of grant or, if lower, the average of the daily closing prices (or the means between the last bid and asked prices for days on which no sales took place) of the 30 business days immediately preceding the date of grant, in the over-the-counter market as reported by NASDAQ or (y) if the Common Stock is then traded on a national securities exchange, the average of the high and low prices on the date of grant or, if lower, the average of the daily closing prices (or the means between the last bid and asked prices for days on which no sales took place) of the 30 business days immediately preceding the date of grant, on the principal national securities exchange on which such security is so traded; or

          (ii) if there is no public trading market for such shares, the fair market value of such shares on the date of grant as determined by the Board, without regard in respect to any such determination for any discount, including, without limitation, for the fact that such share is held by a minority stockholder, that there is no public market for the stock or, if there were a public market for such stock, such stock would be "restricted" as defined under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), after taking into consideration all other factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arms' length.

Notwithstanding anything contained in the Plan to the contrary, all determinations pursuant to Section 6(b)(ii) shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse.

     (c) Rend of NSOs. Subsequent to the date of grant of any NSO, the Board may, at its discretion and with the consent of the Optionee, establish a new Option Price for such NSO so as to increase or decrease the Option Price of such NSO.

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                                   SECTION 7.
                            EXERCISABILITY OF OPTIONS

     (a) Board Determination. Each Option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and for such number of shares subject to the Option, as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that if the Company files a registration statement under the Securities Act for the initial public offering of its securities, no Option granted under the Plan shall be exercisable during the 180-day period immediately following the effective date of such registration statement. Subject to the proviso of the immediately preceding sentence, if an Option is not at the time of grant immediately exercisable, the Board may (i) in the Option Agreement evidencing such Option, provide for the acceleration of the exercise date or dates of the subject Option upon the occurrence of specified events and/or (ii) at any time prior to the complete termination of an Option, accelerate the exercise date or dates of such Option.

     (b) Automatic Termination of Option. The unexercised portion of any Option granted under the Plan shall automatically terminate and be of no further force of effect upon the first to occur of the following:

          (i) the tenth anniversary of the date on which such Option is granted or, in the case of any ISO granted to a person described in Section 4(b), the fifth anniversary of the date on which such ISO is granted;

          (ii) in the case of an ISO, unless the Optionee has elected to convert such ISO into an NSO, the expiration of three months from the date that the Optionee ceased to be an employee of the Company or any of its Subsidiaries (other than as a result of an Involuntary Termination (as defined in clause iii) below)); provided, however, that if the

     Optionee shall die during such three-month period, the time of termination of the unexercised portion of such Option shall be the expiration of 12 months from the date that such Optionee ceased to be an employee or director of, or independent consultant or contractor to, the Company or any of its Subsidiaries;

          (iii) in the case of an ISO, unless the Optionee has elected to convert such ISO into an NSO, the expiration of 6 months from the date that the Optionee ceased to be an employee of the Company or any of its Subsidiaries, if such termination is due to such Optionee's death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) (an "Involuntary Termination");

          (iv) the expiration of such period of time or the occurrence of such event as the Board in its discretion may provide in the Option Agreement;

          (v) except to the extent permitted by Section 9(b)(ii), the date on which an Option or any part thereof or right of privilege relating thereto is transferred (otherwise than by will or the laws of descent and distribution), assigned, pledged, hypothecated, attached or otherwise disposed of by the Optionee; and

          (vi) if the Optionee is an employee of the Company, upon Termination for Cause.

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The Board shall have the power to determine what constitutes a Termination For
Cause for purposes of the Plan and the date upon which such Termination For Cause shall occur. All such determinations shall be final and conclusive and binding upon the Optionee. Anything contained in the Plan to the contrary notwithstanding, unless otherwise provided in an Option Agreement, no Option granted under the Plan shall be affected by any change of duties or position of the Optionee (including a transfer to or from the Company or one of its Subsidiaries), so long as such Optionee continues to be an employee or director of, or independent consultant or contractor to, the Company or one of its Subsidiaries.

     (c) Limitations on Exercise. Anything contained in the Plan to the contrary notwithstanding, an ISO granted under the Plan to an Optionee shall not be considered an ISO to the extent that the aggregate Fair Market Value on the date of grant of such ISO (as determined in accordance with Section 6(b)) of all stock with respect to which incentive stock options are exercisable for the first time by such Optionee during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000.

                                   SECTION 8.
                             PROCEDURE FOR EXERCISE

     (a) Payment. At the time an Option is granted under the Plan, the Board may, in its discretion, permit the Optionee to utilize one or more of the following forms of payment upon the exercise of an Option:

          (i) cash or personal or certified check payable to the Company in an amount equal to the aggregate Option Price of the shares with respect to which the Option is being exercised;

          (ii) stock certificates representing shares of Common Stock having a Fair Market Value on the date of exercise (as determined in accordance with Section 6(b)) equal to the aggregate Option Price of the shares with respect to which the Option is being excised; or

          (iii) a combination of the methods set forth in clauses (i) and (ii).

     (b) Notice. An Optionee may exercise an Option granted under the Plan in whole or in part (but for the purchase of whole shares only), as provided in the Option Agreement evidencing the Option, by delivering a written notice (the "Notice") to the Secretary of the Company. The Notice shall state:

          (i) that the Optionee elects to exercise the Option;

          (ii) the number of shares with respect to which the Option is being exercised (the "Optioned Shares").

          (iii) the method of payment for the Optioned Shares;

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          (iv) the date upon which the Optionee desires to consummate the purchase, it being understood that the date so specified may not be more than 15 calendar days subsequent to the delivery of Notice to the Company;

          (v) a copy of any election filed by the Optionee pursuant to Section 83(b) of the Code; and

          (vi) such further provisions consistent with the Plan as the Board may from time to time require.

     The exercise date of an Option shall be the later of (i) the date on which the Company receives the Notice from the Optionee and (ii) the date on which the Company receives the Notice from the Optionee.

     (c) Issuance of Certificates. The Company shall issue a stock certificate in the name of the Optionee (or such other person exercising the Option in accordance with the provisions of Section 10(b)) for the Optioned Shares as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such shares. Neither the Optionee nor any person exercising an Option in accordance with the provisions of Section 10(b) shall have any privileges as a stockholder of the Company with respect to any shares of stock subject to an Option granted under the Plan until the date of the issuance of a stock certificate pursuant to this Section 8(c).

                                   SECTION 9.
                                  ADJUSTMENTS

     (a) Changes in Capital Structure. Subject to Section 9(b), if the Common Stock is changed by reason of a stock split, reverse stock split, stock dividend or capitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, the Board shall make such adjustments in the number and class of shares of stock with respect to which Options may be granted under the Plan as shall be equitable and appropriate in order to make such Options, as nearly as may be practicable, equivalent to such Options immediately prior to such change. A corresponding adjustment changing the number and class of shares allocated to, and the Option Price of, each Option or portion thereof outstanding at the time of such change shall likewise be made. Notwithstanding anything contained in the Plan to the contrary, in the case of ISOs, no adjustment under this Section 9(a) shall be appropriate if such adjustment (i) would constitute a modification, extension or renewal of such ISO within the meaning of Section 422 and 425 of the Code, and the regulations promulgated by the Treasury Department thereunder, or (ii) would, under Section 422 of the Code and the regulations promulgated by the Treasury Department thereunder, be considered as the adoption of a new plan requiring stockholder approval.

     (b) Corporate Transactions. The following rules shall apply in connection with the dissolution or liquidation of the Company, a reorganization, merger or consolidation in which the Company is not the surviving corporation, or a sale of all or substantially all of the assets of the Company to another person or entity (a "Corporate Transactions"):

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     (i) each holder of an Option outstanding at such time shall be given (A)
written notice of such Corporate Transaction at least 20 days prior to its proposed effective date (as specified in such notice) and (B) an opportunity, during the period commencing on the delivery date of such notice and ending 10 days prior to the proposed effective date of such transaction, to exercise the Option to the full extent to which such Option would have been exercisable by the Optionee at the expiration of such 20 day period; provided, however, that upon the occurrence of a Corporate Transaction, all Options granted under the Plan and not so exercised shall automatically terminate; and

     (ii) notwithstanding anything contained in the Plan to the contrary,
Section 9(b)(i) shall not be applicable if provision shall be made in connection with such Corporate Transaction for the assumption of outstanding Options by, or the substitution for such Options of new options covering the stock of, the surviving successor or purchasing corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number, kind and option prices of shares subject to such options; provided, however, that in the case of ISOs, the Board shall, to the extent not inconsistent with the best interests of the Company of its Subsidiaries (such best interests to be determined in good faith by the Board in its sole discretion), use its best efforts to ensure that any such assumption or substitution will not constitute a modification, extension or renewal of the ISOs within the meaning of Section 425(h) of the Code and the regulations promulgated by the Treasury Department thereunder.

     (c) Special Rules. The following rules shall apply in connection with
Section 9(a) and (b) above:

          (i) no fractional shares shall be issued as a result of any such adjustment, and any fractional shares resulting from the computations pursuant to Section 9(a) or (b) shall be eliminated without consideration from the respective Options;

          (ii) no adjustment shall be made for cash dividends or the issuance to stockholders of rights to subscribe for additional shares of Common Stock or other securities; and

          (iii) any adjustments referred to in Section 9(a) or (b) shall be made by the Board in its sole discretion and shall be conclusive and binding on all persons holding Options granted under the Plan.

                                   SECTION 10.
                   RESTRICTIONS ON OPTIONS AND OPTIONED SHARES

     (a) Compliance with Securities Laws. No Options shall be granted under the Plan, and no shares of Common Stock shall be issued and delivered upon the exercise of Options granted under the Plan, unless and until the Company and/or the Optionee shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction. The Board in its discretion may, as a condition to the exercise of any Option granted under the Plan, require an Optionee (i) to represent in writing that the shares of Common Stock received upon the exercise of an Option are being acquired for investment and not with a view to distribution and (ii) to make such other representations and warranties as are deemed appropriate by the Company. Stock certificates representing shares of Common Stock acquired upon the exercise of Options

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that have not been registered under the Securities Act shall, if required by the
Board, bear the following legend and such additional legends as may be required by the Option Agreement evidencing a particular Option:

     "THE REGISTERED HOLDER HEREOF HAS REPRESENTED TO THE ISSUER OF THE SHARES REPRESENTED THIS CERTIFICATE THAT HE HAS ACQUIRED SUCH SHARES FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION. ACCORDINGLY, SUCH SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS SUBSEQUENTLY REGISTERED THEREUNDER OR AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE."

     (b) Nonassignability of Option Rights. No Option granted under this Plan shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee. If an Optionee dies, his or her Option shall thereafter be exercisable, during the period specified in Section 7(b)(ii) or (iii) as applicable, by his or her executors or administrators to the full extent to which such Option was exercisable by the Optionee at the time of his or her death.

                                   SECTION 11.
                             EFFECTIVE DATE OF PLAN

     This Plan shall become effective on the date (the "Effective Date") of its adoption by the Board; provided, however, that on Option shall be exercisable by an Optionee unless and until the Plan shall have been approved by the stockholders of the Company in accordance with the provisions of its Certificate of Incorporation and By-laws, which approval shall be obtained by a simple majority vote of stockholders, voting either in person or by proxy, at a duly held stockholders' meeting, or by written consent, within 12 months before or after the adoption of the Plan by the Board.

                                   SECTION 12.
                     EXPIRATION AND TERMINATION OF THE PLAN

     Except with respect to Options then outstanding, the Plan shall expire on the first to occur of (i) the tenth anniversary of the date on which the Plan is adopted by the Board, (ii) the tenth anniversary of the date on which the Plan is approved by the stockholders of the Company and (iii) the date as of which the Board, in its sole discretion, determined that the Plan shall terminate (the "Expiration Date"). Any Options outstanding as of the Expiration Date shall remain in effect until they have been exercised or terminated or have expired by their respective terms.

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                                   SECTION 13.
                                AMENDMENT OF PLAN

     The Board may at any time prior to the Expiration Date modify and amend the Plan in any respect; provided, however, that the approval of the holders of a majority of the votes that may be cast by all of the holders of shares of capital stock of the Company, if any, entitled to vote thereon shall be obtained prior to any such amendment becoming effective if such approval is required by law or is necessary to comply with regulations promulgated by the SEC under
Section 16(b) of the 1934 Act or with Section 422 of the Code or the regulations promulgated by the Treasury Department thereunder.

                                   SECTION 14.
                                    CAPTIONS

     The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

                                   SECTION 15.
                           DISQUALIFYING DISPOSITIONS

     If Optioned Shares acquired by exercise of an ISO granted under this Plan are disposed of within two years following tie date of grant of the ISO or one year following the issuance of the Optioned Shares to the Optionee (a "Disqualifying Disposition"), the holder of the Optioned Shares shall, immediately prior to such Disqualifying Disposition, notify the Company in writing of the date and terms of such Disqualifying Disposition and provide such other information regarding the Disqualifying Disposition as the Company may reasonably require.

                                   SECTION 16.
                               WITHHOLDING TAXES

     Whenever under the Plan shares of Common Stock are to be delivered by an Optionee upon exercise of an NSO, the Company shall be entitled to require as a condition of delivery that the Optionee remit or, in appropriate cases, agree to remit when due, an amount sufficient to satisfy all current or estimated future federal, state and local withholding tax and employment tax requirements relating thereto. At the time of a Disqualifying Disposition, the Optionee shall remit to the Company in cash the amount of any applicable federal, state and local withholding taxes and employment taxes.

                                   SECTION 17.
                                OTHER PROVISIONS

     Each Option granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion. Notwithstanding the foregoing, each ISO granted under the Plan shall include those terms and conditions which are necessary to qualify the ISO as an "incentive stock option" within the meaning of Section 422 of the Code and the regulations thereunder and shall not include any terms or conditions which are inconsistent therewith.

                                   SECTION 18.
                               NUMBER AND GENDER

     With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice-versa, as the context requires.

                                   SECTION 19.
                                 GOVERNING LAW

     The validity and construction of this Plan and the instruments evidencing the Options granted hereunder shall be governed by the laws of the State of Delaware.

As adopted by the Board of Directors of Coaxicom, Inc. as of January 31, 1997